Exhibit 99.1

PRESS RELEASE

INX Announces Second Quarter Results and Restatement of Certain Prior Periods

HOUSTON--(BUSINESS WIRE)--August 13, 2009--INX Inc. (NASDAQ: INXI; the “Company”; or “INX”) today announced financial results for its second quarter ended June 30, 2009.

For the quarter ended June 30, 2009 compared to the same period in the prior year:

•	Total revenue decreased 8.8% to $58.3 million from $64.0 million.
•	Product revenue decreased 9.7% to $46.5 million from $51.4 million, with gross profit margin on product revenue increasing to 20.6% compared to 19.0%.
•
Service revenue decreased 5.3% to $11.9 million from $12.6 million, with gross profit margin on service revenue decreasing to 26.5% compared to 31.7%. Gross profit on total revenue decreased 7.5% to $12.7 million compared to $13.8 million, with gross profit margin on total revenue of 21.8%, compared to 21.5%.

•	Operating income was $400,000 compared to operating income of $1.9 million.
•	Net income was $319,000 compared to net income of $1.1 million.
•	Diluted net income per share was $0.03 compared to diluted net income per share of $0.13.
•	Non-GAAP (see attached schedule which reconciles non-GAAP to GAAP) net income was $969,000 compared to $2.1 million; and non-GAAP diluted earnings per share was $0.10 compared to $0.25.

For the six months ended June 30, 2009 compared to the same period in the prior year:

•	Total revenue decreased 6.4% to $115.7 million from $123.6 million.
•	Product revenue decreased 10.7% to $91.0 million from $101.9 million, with gross profit margin on product revenue increasing to 19.8% compared to 18.6%.
•	Service revenue increased 13.6% to $24.7 million from $21.7 million, with gross profit margin on service revenue decreasing to 28.4% compared to 31.9%.
•	Gross profit on total revenue decreased 3.4% to $25.0 million compared to $25.9 million, with gross profit margin on total revenue of 21.6%, compared to 20.9%.
•	Operating loss was $25,000 compared to operating income of $3.6 million.
•	Net loss was $183,000 compared to net income of $2.1 million.
•	Net loss per share was $0.02 compared to diluted net income per share of $0.26.
•	Non-GAAP (see attached schedule which reconciles non-GAAP to GAAP) net income was $1.1 million compared to $4.0 million; and non-GAAP diluted earnings per share was $0.12 compared to $0.49.

Recent operational highlights:

•
Continued to add new customers, with the number of customers served during the quarter increasing by 6.6% compared to the prior year quarter; however, revenue per customer declined by 14% on a year-over-year basis, which we attribute to reduced customer demand related primarily to negative economic conditions during the quarter.

•
Continued to make excellent progress laying the foundation for our newer data center virtualization practice, which we expect to be a source of growth over the upcoming several quarters and years, with our data center practice growing 75% to make up 10.4% of total business activity compared to 7.3% in the prior year quarter, and 8.0% of total business activity for the full year in 2008 (based on customer product billings).

•	Made excellent progress in marketing Cisco System's new Unified Computing System, which we expect to result in additional revenue opportunities when Cisco begins to ship the UCS product in volume.
•	We continued taking steps to cut and control costs in areas that do not impact revenue generation, resulting in improved profitability for our second quarter as compared to our first quarter.
•	Closed on an acquisition that added a North Carolina location to our geographic coverage, adding another important geographic region with a strong management team.

Commenting on the Company's second quarter results, James Long, INX's Chairman and CEO, said "Customer demand during the second quarter improved compared to the first quarter, but some of the improvement in demand was offset by customers delaying data center projects due to the lack of availability of Cisco's new Unified Computing System. This was what we had expected, and revenue for the quarter came in above the mid-point of our range of guidance.  We executed well in a number of key areas during the quarter in spite of continued difficult market conditions. We continued to position the company to take advantage of the change in data center technology that is occurring, and the increasing trend towards cloud computing and data center virtualization, which we believe represents a substantial opportunity for INX. Cisco's recent announcement of their Unified Computing System and VMware's recent announcement of their new vSphere 4 virtualization software offer compelling evidence of the technology transformation that INX has been positioning for over the past year.  During the second quarter we continued to take steps to control costs, while balancing cost-cutting with positioning the Company to take advantage of opportunities. We continued to invest in our data center practice, investments that we believe will pay off in the future as these recently announced new products begin to create demand."

Commenting on the results and the Company's strategy, Mark Hilz, INX’s President and Chief Operating Officer said, “During the second quarter we saw increasing demand with June finishing as the strongest month of the quarter.  Customers have started moving forward with projects that have been delayed due to economic concerns.   While there is still substantial scrutiny on spending by customers, we are seeing some positive signs as we move forward into the third quarter.  In June, at Cisco’s partner summit, INX was presented Cisco's Global Technology Excellence award as well as three additional awards.  This prestigious Global Technology Excellence award recognizes INX for our core strength of assisting our customers in understanding advanced technologies and implementing those technologies in their businesses.  We continued our efforts to expand geographically through acquisitions, and in mid-July we completed the acquisition of a small, young company with high-growth potential based in Raleigh, North Carolina.  This extends our footprint further along the East Coast. We have completed two acquisitions and continued with operational investments in our data center virtualization practice during this economic downturn because we see a substantial opportunity being created by this technology transformation. As enterprises increasingly redesign their data centers to take advantage of this technology, INX will be in a strong position to assist them.

OUTLOOK:

The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.

We believe that our efforts towards creating a comprehensive national presence, and our relatively recent introductions and enhancements of select technology practice areas such as network security, network storage and virtualization, and voice application integration services, together with our addition of seasoned sales staff over the past year, will result in continued growth opportunities for INX relative to the overall growth of the economy and technology industry.

While we cannot predict future economic conditions or general customer demand, we are confident that Cisco's recent announcement of their new Unified Computing System and VMware's recently announced vSphere 4 virtualization software will begin to create improved customer demand for data center solutions, the area of technology infrastructure that offers INX the best growth opportunity. VMware's VSphere 4 software started shipping in late May, but Cisco's Unified Computing System is still not generally available.  We currently anticipate that it will begin shipping by early September, so we do not expect substantial benefit from Cisco UCS until the fourth quarter.

Based on our current contracts backlog, recent order bookings trends and our estimated sales pipeline, we expect total revenue for our third quarter ending September 30, 2009 to be in the range of $58 million to $63 million, with services revenue making up between $11.5 million and $12.0 million of total revenue.

RESTATEMENTS:

Subsequent to the issuance of the unaudited interim condensed consolidated financial statements as of and for the three-month periods ended March 31, 2009 and 2008, the Company determined that those condensed consolidated financial statements contained (1) a computational error related to the services revenue accrual for the three months ended March 31, 2009 and (2) a classification error related to the Company’s floor plan financing. The computational error resulted in the overstatement of services revenue by $208, overstatement of selling, general and administrative expenses by $21 for the impact on sales commission expense, and an overstatement of income tax expense by $1 for the impact on the Texas Margin Tax accrual.  Overall the computational error understated net loss from continuing operations and net loss as originally reported by $186 or $0.02 per share.  The classification error related to amounts payable under the Company’s floor plan financing arrangements with a third party financing company that is not a supplier.  The floor plan financing balances were previously classified as trade accounts payable, and the related cash flows were reported as operating cash flows.  The presentation of these non-interest bearing balances has been corrected and separately classified as “Floor Plan Financing,” on the Balance Sheet and the related cash flows have been reclassified as financing cash flows.  The classification error had no effect on the previously reported Statements of Operations.

The December 31, 2008 balance sheet presented herein reflects the reclassification of floor plan financing described above.  These restatements are more fully described in a Form 8-K filing that the Company filed today with the Securities and Exchange Commission.

CONFERENCE CALL AND WEBCAST:

An investor webcast and conference call is scheduled to begin today, August 13, 2009, at 10:30 a.m. Eastern Daylight Time to present the results and the Company's updated outlook, as well as provide an opportunity for INX management to answer investors' questions in a public format.

James Long, Chairman and Chief Executive Officer; Mark Hilz, President and Chief Operating Officer; and Brian Fontana, Chief Financial Officer, are scheduled to be on the call to discuss the quarter's results and answer investors' questions.

The conference call will begin promptly at the scheduled time. Investors wishing to participate should call the telephone number at least five minutes prior to the scheduled start time.

To access the conference call within the U.S., dial 877-809-2547. For international/toll access, dial 706-634-9510. The conference ID is 22805621.

A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call and webcast. To access the webcast presentation via the web, or download a PDF file of the slides used for the webcast, participants should access www.inxi.com/Webcasts/Q209call at least ten minutes prior to the call and log in to ensure web browser compatibility. Following the call, the above link will provide investors with the ability to access the presentation slides in PDF file format and listen to the replay conference call.

Beginning approximately one hour after the end of the conference call and ending on October 31, 2009 a replay of the conference call will be accessible by calling either 800-642-1687 from within the U.S., or 706-645-9291 for international/toll access. The conference ID for the replay is also 22805621. The replay of the conference call for listening via the Internet, as well as a PDF file of the slide presentation used during the call, will be available by the following morning, and until at least October 31, 2009, from the Company's web site at www.inxi.com/Webcasts/Q209call.

SAFE HARBOR STATEMENT:

The statements contained in this document and conference call and related presentation that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above.  The financial results reported in this press release are preliminary and are subject to change until the point in time at which the Company files its quarterly report on Form 10-Q with the Securities and Exchange Commission, which the Company currently expects to file on August 14, 2009.

The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:

•
Events that occur after the date of this announcement, as the results contained herein are subject to change based upon events or changes to circumstances subsequent to this announcement until the date that the Company files its Form 10-Q with the Securities and Exchange Commission.

•	Market and economic conditions, including capital expenditures by enterprises for network, telephone communications and data center systems products and services.
•	Credit and financial market conditions, impact customers' ability to finance purchases.
•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.
•
The Company's ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources, which is key to maintaining gross margin on services revenue.

•	The Company's ability to finance its business operations.
•	Risks associated with the Company’s entry into new markets and the ability of the Company to increase revenues and gain market share in recently opened new markets.
•	Risks associated with the Company’s introduction of offerings of additional areas of technology.
•	The Company's ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.
•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.
•
The Company's ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	The Company’s ability to grow its revenues in newly opened and/or acquired offices in new markets.
•	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in costs of operating its business.
•	Unexpected customer contract cancellations.
•	Unexpected losses related to customer credit risk.
•	Uncertainties related to rapid changes in the information and communications technology industries.
•	Catastrophic events.
•
Other risks and uncertainties set forth from time to time in the Company's public statements and its most recent Annual Report filed with the SEC on Form 10-K, as such may be amended from time to time, which the Company makes available on its web site in PDF format at www.inxi.com/Information/sec.asp.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company's past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of August 13, 2009, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI) is a leading U.S. provider of IP network communications and data center solutions for enterprise organizations. INX offers a suite of advanced technology solutions focused around the entire life-cycle of enterprise IP network communications and data center infrastructure. Service offerings are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and data center solutions such as storage and server virtualization. Customers include enterprise organizations such as corporations, as well as federal, state and local governmental agencies. Because of its focus, expertise and experience implementing and supporting advanced technology solutions for enterprises, INX is well positioned to deliver superior solutions and services to its customers. Additional information about INX can be found on the Web at www.inxi.com.

CONTACT:

INX Inc.
Brian Fontana
Chief Financial Officer
713-795-2000
Brian.Fontana@INXI.com

ABOUT NON-GAAP MEASURES:

In its communications with investors, the Company references certain non-GAAP financial measures, which differ from GAAP measurements by the amount of non-cash equity compensation from continuing operations, non-cash income tax expense associated with continuing operations, and discontinued operations. The Company believes that providing non-GAAP net income in its communications with investors is useful to investors for a number of reasons. As presented, the non-GAAP net income provides a consistent basis of presentation for investors to understand the Company’s financial performance in comparison to historical periods using the same methodology and information that the Company’s management uses to evaluate the Company’s performance, which the Company believes is useful to investors. A reconciliation of non-GAAP financial measures to GAAP basis can be found below (amounts in thousands except share and per share amounts).

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
GAAP net income (loss)	$319	$1,113	$(183)	$2,124
Equity-based compensation expense from continuing operations	613	414	1,193	726
Non-cash income tax expense from continuing operations	20	594	20	1,195
Discontinued operations	17	(10)	56	(14)
Non-GAAP net income	$969	$2,111	$1,086	$4,031
Non-GAAP net income per diluted share	$0.10	$0.25	$0.12	$0.49
Shares used in computing non-GAAP net income per diluted share	9,319,280	8,281,715	8,764,416	8,199,449

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2009	2008
Revenue:
Products	$46,455	$51,430
Services	11,893	12,561
Total revenue	58,348	63,991
Cost of products and services:
Products	36,877	41,664
Services	8,746	8,575
Total cost of products and services	45,623	50,239
Gross profit	12,725	13,752
Selling, general and administrative expenses	12,325	11,871
Operating income	400	1,881
Interest and other income (expense), net	5	(98)
Income from continuing operations before income taxes	405	1,783
Income tax expense	69	680
Net income from continuing operations	336	1,103
(Loss) income from discontinued operations, net of income taxes	(17)	10
Net income	$319	$1,113

Net income (loss) per share:
Basic:
Income from continuing operations	$0.04	$0.15
Income from discontinued operations, net of income taxes	—	—
Net income per share	$0.04	$0.15
Diluted:
Income from continuing operations	$0.04	$0.13
Loss from discontinued operations, net of income taxes	(0.01)	—
Net income per share	$0.03	$0.13
Shares used in computing net income (loss) per share:
Basic	8,834,363	7,579,303
Diluted	9,319,280	8,281,715

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Six Months Ended June 30,
	2009	2008
Revenue:
Products	$91,021	$101,921
Services	24,660	21,713
Total revenue	115,681	123,634
Cost of products and services:
Products	72,999	82,948
Services	17,654	14,787
Total cost of products and services	90,653	97,735
Gross profit	25,028	25,899
Selling, general and administrative expenses	25,053	22,255
Operating (loss) income	(25)	3,644
Interest and other income (expense), net	17	(171)
(Loss) income from continuing operations before income taxes	(8)	3,473
Income tax expense	119	1,363
Net (loss) income from continuing operations	(127)	2,110
(Loss) income from discontinued operations, net of income taxes	(56)	14
Net (loss) income	$(183)	$2,124

Net (loss) income per share:
Basic:
(Loss) income from continuing operations	$(0.01)	$0.28
Loss from discontinued operations, net of income taxes	(0.01)	—
Net (loss) income per share	$(0.02)	$0.28
Diluted:
(Loss) income from continuing operations	$(0.01)	$0.26
Loss from discontinued operations, net of income taxes	(0.01)	—
Net (loss) income per share	$(0.02)	$0.26
Shares used in computing net (loss) income per share:
Basic	8,764,416	7,565,104
Diluted	8,764,416	8,199,449

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)
(Unaudited)

	June 30, 2009	December 31, 2008
ASSETS		(As Restated)
Current Assets:
Cash and cash equivalents	$13,181	$10,937
Accounts receivable, net of allowance of $678 and $735	50,791	52,866
Inventory, net	1,172	2,406
Other current assets	1,605	1,275
Total current assets	66,749	67,484
Property and equipment, net of accumulated depreciation of $6,417 and $5,429	4,569	5,207
Goodwill	13,125	12,751
Intangible assets, net of accumulated amortization of $2,718 and $2,346	1,480	1,852
Other assets	53	—
Total assets	$85,976	$87,294

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$6,097	$5,170
Floor plan financing	35,936	40,002
Accrued expenses	7,773	6,899
Current portion of capital lease obligations	189	77
Notes payable	30	91
Other current liabilities	747	1,072
Total current liabilities	50,772	53,311
Long-term Liabilities:
Long-term portion of capital lease obligations	290	163
Other long-term liabilities	285	250
Total long-term liabilities	575	413
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 8,834,363 and 8,709,304 shares issued	88	87
Additional paid-in capital	51,983	50,742
Accumulated deficit	(17,442)	(17,259)
Total stockholders’ equity	34,629	33,570
Total liabilities and stockholders’ equity	$85,976	$87,294